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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
First Bancorp
Troy, North Carolina

We consent to use in the Current Report on Form 8-K of First Bancorp, dated September 14, 2000, of our report dated July 23, 1999 on the consolidated financial statements of First Savings Bancorp, Inc. and subsidiary as of June 30, 1999 and 1998 and for each of the years in the three year period ended June 30, 1999.



/s/Dixon Odom PLLC

Dixon Odom PLLC
Sanford, North Carolina
September 28, 2000